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                                                                EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-1482, Registration Statement No. 33-44354, Registration Statement No. 33-74840, and Registration Statement No. 33-74842 of JMC Group, Inc. and subsidiaries on Forms S-8 of our report dated February 21, 1997 appearing in this Annual Report on Form 10-K of JMC Group, Inc. and subsidiaries for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

March 28, 1997
San Diego, California